Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

CORPORATE CONTACTS:	INVESTOR INQUIRIES:
Kim Hunter, Investor Relations	Chris Hodges or Sam Gibbons
(419)-325-2612	Alpha IR Group
khunte@libbey.com	(312) 445-2870
LBY@alpha-ir.com
Lisa Fell, Media
(419)-325-2001
lfell@libbey.com

FOR IMMEDIATE RELEASE
THURSDAY, APRIL 28, 2016

LIBBEY INC. ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS

•	Q1 net sales up slightly (constant currency) with continued strength in foodservice, up 6.3 percent (constant currency); retail up 1.1 percent (constant currency)

•	Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) of $22.5 million, up 13.9 percent

•	Company reaffirms full-year 2016 financial outlook

TOLEDO, OHIO, APRIL 28, 2016--Libbey Inc. (NYSE MKT: LBY), one of the largest glass tableware manufacturers in the world, today reported results for the first quarter ended March 31, 2016.

First Quarter Financial Highlights

•	Net sales for first quarter 2016 were $182.8 million, compared to $187.4 million in first quarter 2015, a decrease of 2.4 percent (or an increase of 0.5 percent excluding currency fluctuation).

•
Net income for first quarter 2016 was $0.7 million, compared to net income of $3.1 million in the prior-year first quarter. Adjusted net income (see Table 1) for first quarter 2016 was $3.6 million, flat compared to the same period of 2015.

•	Adjusted EBITDA (see Table 2) for first quarter 2016 was $22.5 million, compared to $19.7 million in the prior-year first quarter.

•	The Company reiterates full-year expectations to generate sales growth of approximately 1 percent, as reported, and Adjusted EBITDA margins of approximately 14 percent.

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Libbey Inc.

“During the first quarter of 2016, our core foodservice channel delivered its 12th consecutive quarter of volume growth, despite continued softness in restaurant traffic,” said William A. Foley, chairman and chief executive officer of Libbey Inc. “This further demonstrates our market strength and continued commitment to this important part of our business. Improving performance in our other channels continues to be a priority and is critical to the long-term success and potential growth profile of our business. Over the past several months, we have made initial strides across all of our key strategic priority areas, including improving our capability to develop innovative new products, strengthening relationships with our customers across the globe and simplifying our business to enable it to operate more efficiently and effectively. We are actively pursuing strategic improvements to address these needs and anticipate that this work will progress for the balance of the year.”

First Quarter Segment Sales and Operational Review

•
Net sales in the U.S. and Canada segment were $113.1 million, compared to $109.9 million in first quarter 2015, an increase of 2.9 percent. Foodservice sales remained strong during the quarter, growing 8.9 percent versus last year, partially offset by a reduction in net sales in the business-to-business channel. Retail sales were in-line with the prior-year quarter.

•
Net sales in the Latin America segment were $34.2 million, compared to $39.9 million in first quarter 2015, a decrease of 14.1 percent (or a decrease of 2.9 percent excluding currency impact), due to weakness in the business-to-business and foodservice channels, more than offsetting a 1.0 percent (constant currency) increase in net sales in the retail channel.

•
Net sales in the EMEA segment were $26.6 million, compared to $28.5 million in first quarter 2015, a decrease of 6.6 percent (or a decrease of 4.7 percent excluding currency impact), due to softness in the business-to-business channel that more than offset a 5.1 percent (constant currency) growth in net sales in the retail channel.

•
Net sales in Other were $8.9 million in first quarter 2016, compared to $9.1 million in the comparable prior-year quarter, reflecting a decrease of 2.5 percent (or an increase of 3.2 percent excluding currency impact) in net sales in the Asia Pacific region.

•
The Company's effective tax rate was (23.8) percent for the quarter ended March 31, 2016, compared to 29.3 percent for the quarter ended March 31, 2015. The change in the effective tax rate was primarily driven by lower pre-tax income in 2016 as compared with the first quarter of 2015.  Other less material factors were foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, non-taxable foreign translation gains and other activity in jurisdictions with recorded valuation allowances.

Balance Sheet and Liquidity

•
The Company had available capacity of $91.4 million under its ABL credit facility at March 31, 2016, with no loans currently outstanding. The Company also had cash on hand of $25.6 million at March 31, 2016.

•
At March 31, 2016, working capital, defined as inventories and accounts receivable less accounts payable, was $216.7 million, an increase of $17.8 million, compared to $198.9 million at March 31, 2015 (see Table 4). The increase was a result of higher inventories and lower accounts payable, partially offset by lower accounts receivable.

Sherry Buck, chief financial officer, commented: “The first quarter saw a continuation of many trends we have witnessed over the last few quarters. Our U.S. and Canada segment saw fairly stable conditions, while our international businesses continued to be impacted by an extremely competitive environment. We are on track to return fifty percent of free cash flow to shareholders, from 2015 through 2017, through a combination of our increased dividend and share repurchases. We will continue to take a balanced approach to capital allocation

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Libbey Inc.

throughout 2016. This includes the maintenance of our strong and flexible financial profile, which includes the goal of maintaining a leverage ratio in the range of 2.5x to 3.0x net debt to Adjusted EBITDA over the long-term.”

Webcast Information

Libbey will hold a conference call for investors on Thursday, April 28, 2016, at 11 a.m. Eastern Daylight Time. The conference call will be webcast live on the Internet and is accessible from the Investor Relations section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2015, Libbey Inc.'s net sales totaled $822.3 million. Additional information is available at www.libbey.com.

Caution on Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements. Investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on February 29, 2016. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended March 31,
	2016	2015

Net sales	$182,807	$187,365
Freight billed to customers	618	606
Total revenues	183,425	187,971
Cost of sales	143,451	145,476
Gross profit	39,974	42,495
Selling, general and administrative expenses (1)	34,135	34,399
Income from operations	5,839	8,096
Other income (expense) (1)	(15)	827
Earnings before interest and income taxes	5,824	8,923
Interest expense	5,244	4,523
Income before income taxes	580	4,400
Provision (benefit) for income taxes (1)	(138)	1,288
Net income	$718	$3,112

Net income per share:
Basic	$0.03	$0.14
Diluted	$0.03	$0.14
Dividends declared per share	$0.115	$0.110

Weighted average shares:
Outstanding	21,850	21,853
Diluted	22,001	22,349

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS:
Cash and cash equivalents	$25,570	$49,044
Accounts receivable — net	87,901	94,379
Inventories — net	191,950	178,027
Other current assets	19,845	19,326
Total current assets	325,266	340,776

Pension asset	977	977
Purchased intangibles — net	16,231	16,364
Goodwill	164,112	164,112
Deferred income taxes	49,736	48,662
Other assets	8,900	9,019
Total other assets	239,956	239,134
Property, plant and equipment — net	268,913	272,534
Total assets	$834,135	$852,444

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$63,185	71,560
Salaries and wages	25,971	27,266
Accrued liabilities	42,545	45,179
Accrued income taxes	2,295	4,009
Pension liability (current portion)	2,032	2,297
Non-pension postretirement benefits (current portion)	4,903	4,903
Derivative liability	4,346	4,265
Long-term debt due within one year	4,761	4,747
Total current liabilities	150,038	164,226

Long-term debt	420,469	426,272
Pension liability	42,792	44,274
Non-pension postretirement benefits	55,446	55,282
Deferred income taxes	3,235	2,822
Other long-term liabilities	13,736	11,186
Total liabilities	685,716	704,062

Common stock and capital in excess of par value	328,691	330,974
Treasury stock	(979)	(4,448)
Retained deficit	(61,397)	(57,912)
Accumulated other comprehensive loss	(117,896)	(120,232)
Total shareholders’ equity	148,419	148,382
Total liabilities and shareholders’ equity	$834,135	$852,444

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2016	2015
Operating activities:
Net income	$718	$3,112
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12,081	10,184
Loss on asset sales and disposals	61	211
Change in accounts receivable	7,217	(5,647)
Change in inventories	(12,467)	(16,720)
Change in accounts payable	(5,589)	(2,339)
Accrued interest and amortization of discounts and finance fees	(2,220)	212
Pension & non-pension postretirement benefits, net	(101)	1,003
Accrued liabilities & prepaid expenses	(1,616)	(2,876)
Income taxes	(2,965)	(1,360)
Share-based compensation expense	1,816	2,129
Other operating activities	(1,909)	(1,145)
Net cash used in operating activities	(4,974)	(13,236)

Investing activities:
Additions to property, plant and equipment	(9,855)	(16,659)
Net cash used in investing activities	(9,855)	(16,659)

Financing activities:
Borrowings on ABL credit facility	6,000	14,100
Repayments on ABL credit facility	(6,000)	(10,000)
Other repayments	(171)	(3,255)
Repayments on Term Loan B	(6,100)	(1,100)
Stock options exercised	1,029	1,848
Dividends	(2,515)	(2,402)
Treasury shares purchased	(1,197)	(9,144)
Net cash used in financing activities	(8,954)	(9,953)

Effect of exchange rate fluctuations on cash	309	(1,580)
Decrease in cash	(23,474)	(41,428)

Cash & cash equivalents at beginning of period	49,044	60,044
Cash & cash equivalents at end of period	$25,570	$18,616

In accordance with the SEC’s Regulation G, tables 1 through 5 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended March 31,
	2016			2015
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$182,807	$—	$182,807	$187,365	$—	$187,365
Freight billed to customers	618	—	618	606	—	606
Total revenues	183,425	—	183,425	187,971	—	187,971
Cost of sales	143,451	—	143,451	145,476	—	145,476
Gross profit	39,974	—	39,974	42,495	—	42,495
Selling, general and administrative expenses	34,135	4,947	29,188	34,399	235	34,164
Income from operations	5,839	(4,947)	10,786	8,096	(235)	8,331
Other income (expense)	(15)	370	(385)	827	(399)	1,226
Earnings before interest and income taxes	5,824	(4,577)	10,401	8,923	(634)	9,557
Interest expense	5,244	—	5,244	4,523	—	4,523
Income before income taxes	580	(4,577)	5,157	4,400	(634)	5,034
Provision (benefit) for income taxes	(138)	(1,695)	1,557	1,288	(120)	1,408
Net income	$718	$(2,882)	$3,600	$3,112	$(514)	$3,626

Net income per share:
Basic	$0.03	$(0.13)	$0.16	$0.14	$(0.02)	$0.17
Diluted	$0.03	$(0.13)	$0.16	$0.14	$(0.02)	$0.16

Weighted average shares:
Outstanding	21,850			21,853
Diluted	22,001			22,349

	Three months ended March 31, 2016			Three months ended March 31, 2015
Special Items Detail - (Income) Expense:	Executive Terminations	Derivatives (1)	Total Special Items	Executive Terminations	Derivatives (1)	Total Special Items
SG&A	$4,947	$—	$4,947	$235	$—	$235
Other (income) expense	—	(370)	(370)	—	399	399
Income taxes	(1,806)	111	(1,695)	—	(120)	(120)
Total Special Items	$3,141	$(259)	$2,882	$235	$279	$514

(1) Derivatives relate to hedge ineffectiveness on our natural gas contracts as well as mark-to-market adjustments on our natural gas contracts that have been de-designated and those for which we did not elect hedge accounting.

Mangement reorganization to support our growth strategy

Table 2
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)
(unaudited)
	Three months ended March 31,
	2016	2015
Reported net income	$718	$3,112
Add:
Interest expense	5,244	4,523
Provision (benefit) for income taxes	(138)	1,288
Depreciation and amortization	12,081	10,184
EBITDA	17,905	19,107
Add: Special items before interest and taxes	4,577	634
Adjusted EBITDA	$22,482	$19,741

Net sales	$182,807	$187,365
Adjusted EBITDA margin	12.3%	10.5%

Table 3
Reconciliation of Net Cash Used In Operating Activities to Free Cash Flow
(dollars in thousands)
(unaudited)
	Three months ended March 31,
	2016	2015
Net cash used in operating activities	$(4,974)	$(13,236)
Capital expenditures	(9,855)	(16,659)
Free Cash Flow	$(14,829)	$(29,895)

Table 4
Reconciliation to Working Capital
(dollars in thousands)
(unaudited)
	March 31, 2016	December 31, 2015	March 31, 2015
Add:
Accounts receivable	$87,901	94,379	$94,370
Inventories	191,950	178,027	183,301
Less: Accounts payable	63,185	71,560	78,760
Working Capital	$216,666	$200,846	$198,911

Table 5
Summary Business Segment Information
(dollars in thousands) (unaudited)	Three months ended March 31,
Net Sales:	2016	2015

U.S. & Canada (1)	$113,101	$109,919
Latin America (2)	34,220	39,852
EMEA (3)	26,628	28,509
Other (4)	8,858	9,085
Consolidated	$182,807	$187,365

Segment Earnings Before Interest & Taxes (Segment EBIT) (5) :
U.S. & Canada (1)	$13,312	$10,860
Latin America (2)	4,340	7,088
EMEA (3)	(945)	(766)
Other (4)	418	1,870
Segment EBIT	$17,125	$19,052

Reconciliation of Segment EBIT to Net Income:
Segment EBIT	$17,125	$19,052
Retained corporate costs (6)	(6,724)	(9,495)
Consolidated Adjusted EBIT	10,401	9,557
Derivatives	370	(399)
Executive terminations	(4,947)	(235)
Special items before interest and taxes	(4,577)	(634)
Interest expense	(5,244)	(4,523)
Income tax benefit (expense)	138	(1,288)
Net income	$718	$3,112

Depreciation & Amortization:
U.S. & Canada (1)	$3,456	$2,792
Latin America (2)	4,542	3,285
EMEA (3)	2,158	2,177
Other (4)	1,428	1,491
Corporate	497	439
Consolidated	$12,081	$10,184

(1) U.S. & Canada—includes worldwide sales of manufactured and sourced glass tableware and sourced ceramic dinnerware, metal tableware, hollowware and serveware having an end market destination in the U.S and Canada excluding glass products for Original Equipment Manufacturers (OEM), which remain in the Latin America segment.
(2) Latin America—includes primarily worldwide sales of manufactured and sourced glass tableware having an end market destination in Latin America including glass products for OEMs that have an end market destination outside of Latin America.
(3) EMEA—includes primarily worldwide sales of manufactured and sourced glass tableware having an end market destination in Europe, the Middle East and Africa.
(4) Other—includes primarily worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific.
(5) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance.
(6) Retained corporate costs include certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.